Exhibit 5.1
August 16, 2011
Aradigm Corporation
3929 Point Eden Way
Hayward, CA 94545

Re:	Aradigm Corporation — Registration Statement on Form S-1
Ladies and Gentlemen:
We have acted as counsel to Aradigm Corporation, a California corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale from time to time by the selling shareholders identified in the prospectus constituting a part of the Registration Statement of an aggregate of up to 25,000,000 shares of the Company’s common stock, no par value per share (the “Shares”) issued pursuant to the terms of that certain Securities Purchase Agreement, dated as of July 5, 2011, by and among the Company and the investors listed on the Schedule of Buyers attached thereto (the “Securities Purchase Agreement”).
In connection with this opinion, we have examined the Company’s Amended and Restated Articles of Incorporation, the Company’s Amended and Restated Bylaws and such other corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have assumed in such examination the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.
Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and nonassessable.
This opinion is based solely on the General Corporation Law of the State of California, including the relevant portions of California’s constitution, statutes, and case law in effect as of the date hereof. We express no opinion as to the laws of any other jurisdiction.
We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to us under the heading “Legal Matters” in the Registration Statement, the prospectus constituting a part thereof, and any amendments to the Registration Statement or prospectuses related thereto. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
/s/ Morrison & Foerster LLP
Morrison & Foerster LLP